EXHIBIT 32.1
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        Certification of Chief Executive Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350
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In connection with the annual report on Form 10K-SB of Lam Liang
Corp. (Registrant), as filed with the Securities and Exchange
Commission on the date hereof (the Report), I, Dr. Anchana Chayawatana, Chief Executive Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

   (1) the annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

                              LAM LIANG CORP., Registrant

Date:  February 6, 2006         /s/ Anchana Chayawatana
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                              By: Dr. Anchana Chayawatana, Chief
                                  Executive Officer